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                                  EXHIBIT 5.1

                               October __, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  EMUSIC.COM INC. REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     As legal counsel for EMusic.com Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-1 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 13,284,102 shares of common stock, $0.001 par value (the "Common Stock"), issued or issuable to the selling stockholders by the Company (i) upon the conversion of their shares of Series B Preferred Stock, (ii) in connection with the acquisition of Creative Fulfillment, Inc. and the purchase of certain assets of Nordic Entertainment Worldwide, Inc. and certain related partnerships, (iii) upon the exercise of common stock purchase warrants, and (iv) in connection with a share exchange transaction, in connection with the acquisition by the Company of its predecessor corporation and various other transactions (collectively, the "Shares").

     We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that, upon the payment of any applicable exercise price owed to the Company, the Shares are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

     This opinion is to be used only in connection with the resale of the Common Stock while the Registration Statement is in effect.


                                      Respectfully submitted,


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                                      GRAY CARY WARE & FREIDENRICH LLP